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                                                                    Exhibit 16.1

June 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 26, 2003 of Ceres Group, Inc. and are in agreement with the statements contained in the Item 4(a). We have no basis to agree or disagree with other statements of the registrant contained herein.

                                                     /s/ Ernst & Young LLP